Exhibit 10.9

Mortgage Contract

China Construction Bank, Hunan Branch

Contract Number: 436688643200700011

Mortgagor (Party A):  Hunan Sanjiang Electric Power Co., Ltd.

Domicile: No. 001 South Power Station Road                    Zip: 415300

     Chujiang Township, Shimen County

Legal Representative ( Person in-Charge):   Hong Zhu

Facsimile:                                        Telephone: 7703900

Mortgagee (Party B): China Construction Bank Co., Ltd. Changde Branch

Address: 130 Dongting Avenue                            Zip: 415000

Person in-Charge: Xiaoping Meng

Facsimile:                                       Telephone: 7709217

Mortgagor (hereinafter “Party A”):  Hunan Sanjiang Electric Power Co., Ltd.

Mortgagee (hereinafter “Party B”): China Construction Bank Co., Ltd. Changde Branch

In order to ensure the execution of the "Renminbi Capital Loan Agreement" (hereinafter referred to as the “Underlying Contract”) between Hunan Sanjiang Electric Power Co., Ltd(hereinafter referred to as the "Debtor") and Party B (contract no.:436688643200700011) and the realization of creditor's right of Party B, Party A desires to provide mortgage to secure the creditor's right formed under the Underlying Contract between Party B and the Debtor. According to relevant laws, regulations and rules, Party A and Party B, upon consultation, enter into this Contract for their mutual compliance and performance.

Article 1.           Collateral

Party A creates a mortgage on the property described in the “List of Collateral” provided in Article 16 of this Contract;

Party A undertakes that it has the ownership of or the right to dispose of the collateral according to the laws;

Party A undertakes that the collateral is not subject to any ownership dispute, attachment or seizure.

Article 2.           Scope of Security

Loan principal in the amount of Renminbi (currency type) 43 million (capital), together with interest (including compound interest and penalty interest), damages for breach of contract, compensation and expenses incurred by Party B in realizing its rights as a creditor and mortgagee (including, without limitation, expenses in connection with litigation, arbitration, property preservation, travel, enforcement, and appraisal as well as auction expenses);

If the Debtor fails to fulfill its obligations under the Underlying Contract, Party B shall have the right to require Party A directly to undertake its liability within the scope of security, regardless of any other security (including, but not limited to, guarantee, mortgage, pledge, letter of guarantee or standby letter of credit) Party B may have with respect to the creditor's right under the Underlying Contract.

Article 3            Term of Mortgage

The mortgage shall continue for two years after the date the limitation of actions with respect to the secured creditor's right expires.

Article 4            Variations to the Underlying Contract

Party A confirms, that except for the following cases, prior consent of Party A shall be deemed as have been obtained in case of any variation to the Underlying Contract mutually agreed between Party B and the Debtor, and Party A’s obligation hereunder shall not be reduced or discharged thereby:

(1)	The term of the Loan is extended;

(Page 3 of the original contract is missing)

Article 8:           Third Party’s Damages

As long as the mortgage continues to exist, the damages shall be deposited into an account designated by Party B if the collateral is decreased in value as a result of a third party's acts. Party A agrees that Party B may select any of the following methods to handle the damages and will assist Party B in completing relevant procedures:

(1) to pay off or pay off in advance the principal and interest and relevant expenses under the Underlying Contract;

(2) to convert it into a fixed-term deposit and pledge the certificate of deposit;

(3) to use it to repair the collateral and restore its value upon Party B's consent;

(4) to submit it to a third party designated by Party B;

(5) to dispose of the damages at Party A's own discretion after Party A provides new security as required by Party B;

As long as the mortgage continues to exist, Party A shall provide new security acceptable to Party B if the collateral is not enough in value to pay off the principal and interest and relevant expenses under the Underlying Contract as a result of a third party's acts. Any portion of the collateral that is not decreased in value shall still be used to secure the creditor's right;

Article 9.           Disposal of the Collateral

1. As long as the mortgage continues to exist, Party A shall not donate, transfer, lease, mortgage repeatedly, remove or otherwise dispose of the collateral under this Contract without Party B's written consent;

2. As long as the mortgage continues to exist, Party A shall obtain Party B's written consent in advance of its disposal of the collateral. Party A agrees that Party B shall have the right to select any of the following methods to handle the proceeds from the disposal of the collateral:

(1) to pay off or pay off in advance the principal and interest and relevant expenses under the Underlying Contract;

(2) to convert them into fixed-term deposit and pledge the certificate of deposit;

(3) to submit them to a third party designated by Party B;

(4) to dispose of the proceeds at Party A's own discretion after Party A provides new security as required by Party B.

Article 10.          Realization of the Mortgage

Party A agrees that Party B shall have the right to duly sell the collateral by action, convert the collateral into money upon agreement, or sell off the collateral, if:

(1) Party B has not been paid off when the term for discharging all or part of the principal or interest under the Underlying Contract expires;

(2) other circumstances under which Party B may realize its creditor's right in advance under the Underlying Contract.

Article 11.          Breach of Contract and Remedies

As long as the mortgage continues to exist, Party B shall have the right to require Party A to rectify its breach, provide corresponding security and indemnify Party B against losses within a limited period and to dispose of the collateral in advance if Party A is in breach of Article 1, Article 6, Article 7, Article 8 or Article 9 hereunder;

Party A agrees that Party B shall have the right to select any of the following methods to handle the proceeds from the disposal of the collateral:

(1) to pay off or pay off in advance the principal and interest and relevant expenses under the Underlying Contract;

(2) to convert them into fixed-term deposit and pledge the certificate of deposit;

(3) to submit them to a third party designated by Party B;

(4) to dispose of the proceeds at Party A's own discretion after Party A provides new security as required by Party B.

Article 12.          Registration and Revocation of the Collateral

If the collateral shall be registered according to the laws, the two Parties shall complete the registration of the collateral with appropriate registration department upon the execution of this Contract.  Party A shall, as of the effectiveness date of this Contract, submit to Party B the certificate of encumbrance, original mortgage registration document and other right certificates with respect to the collateral;

When all debts under the Underlying Contract and this Contract are paid off, Party B shall promptly complete the registration of the mortgage revocation together with Party A.

Article 13.          Expenses

Expenses with respect to assessment, notarization, insurance, registration, appraisal, custody and submission hereunder shall be borne by Party A.

Article 14.          Other Terms Agreed

(1) The Mortgagor is fully aware of the risks associated with the interest rate. If the floating interest rate is applied to the Underlying Contract, the Mortgagor is willing to assume such additional liability as may be increased due to the floating interest rate;

(2) The following space is intentionally left blank;

(3) _____________________________________.

Article 15.          Dispute Resolution

Any dispute arising during the performance of this Contract may be settled through consultation. If the consultation fails, it shall be settled through the first of the following methods:

(1) Bring a suit before the court in the jurisdiction where Party B domiciles;

(2) File the dispute to   BLANK   arbitration commission for arbitration (Arbitration place is   BLANK  ) in accordance with the effective arbitration rules of the arbitration commission at the time of applying for arbitration. Arbitration award  shall be final and conclusive and be binding on both Parties.

During the suit or arbitration, the provisions in this Contract which are not in dispute shall still be performed.

Article 16.          List of Collateral

The List of Collateral is as follows:
List of Collateral

Name of the Collateral	Title Certificate and No.	Domicile	Value Indicated in the Invoice of the Collateral (Renminbi)	Assessed Value of the Collateral (Renminbi)	Amount of Mortgage Created for other Creditor’s Right	Note

The dam				30,000,000	0
No.1, No.2, and No.3 power generator				18,900,000	0
Power plant project and the main building of the power plant	Shi Real Property Certificate Chujiang Zi No.017748			25,860,000	0
The land use right	Shi State Use (2004) No. 999			20,720,000	0

       Article 17.          This Contract shall become effective upon the satisfaction of the following conditions:

(1) The Contract is executed by the legal representative (person in-charge) or authorized representative of Party A and affixed with the official seal of Party A (executed by Party A is enough, if Party A is a natural person) and executed by the person in-charge or authorized representative of Party B and affixed with the official seal of Party B;

         (2) The collateral described in the “List of Collateral” hereunder is duly registered according to the laws if so required.

       Article 18.          Representations

         (1) Party A is clearly aware of Party B's scope of business and limit of authorization;

         (2) Party A has read all provisions herein and is particularly aware of the provisions highlighted in bold. At the request of Party A, Party B has explained relevant provisions hereunder. Party A is fully aware of and completely understands the meaning of each provision as well as its related legal consequences;

         (3) Party A is authorized to enter into and execute the Contract herein.

Party A (Seal): (Seal)

Legal representative (person in-charge) or authorized representative (Signature):

                                /s/ Zhengxi Wang

                                                   July 10, 2007

Party B (Seal): (Seal)

Person in-charge or authorized representative (Signature):

                                /s/ Bing Zhao

                                July 10, 2007